                                   Exhibit (f)

          AMENDMENT TO THE BY-LAWS ADOPTED BY THE BOARD OF TRUSTEES OF
                 THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY
                               ON JANUARY 26, 2005

     RESOLVED, that pursuant to Section 2.2(a) of the By-laws, the number of Trustees of the Company, on and after January 26, 2005, shall be 27.